UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2016

GULF ISLAND FABRICATION, INC.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 280
Houston, Texas 77084
 (Address of principal executive offices)(Zip Code)
(713) 714-6100
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held its 2016 annual meeting of shareholders (the “Annual Meeting”) on May 18, 2016 in Jennings, Louisiana. At the Annual Meeting, the Company’s shareholders (i) elected each of the three persons listed below to serve as a Class I director for a term expiring in 2019, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iii) ratified the appointment of the Company’s independent registered public accounting firm for the 2016 fiscal year.

Of the 14,630,686 shares of the Company’s common stock outstanding as of the record date, 13,147,015 shares were represented at the Annual Meeting. The Company’s independent inspector of elections reported the vote of shareholders as follows:

Proposal 1:    Election of three Class I directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Murray W. Burns	10,507,931	1,105,114	1,533,970
William E. Chiles	11,304,524	308,521	1,533,970
Michael A. Flick	11,311,544	301,501	1,533,970

Proposal 2:	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,719,904	873,593	19,548	1,533,970

Proposal 3:	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
13,024,383	117,323	5,309

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	May 19, 2016